Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,590,523
Unrealized Gain (Loss) on Market Value of Futures	(28,455,456)
Dividend Income	7,383
Interest Income	12,274
ETF Transaction Fees	16,000
Total Income (Loss)	$(22,829,276)

Expenses
General Partner Management Fees	$315,657
Brokerage Commissions	190,656
Professional Fees	129,189
SEC & FINRA Registration Expense	26,970
NYMEX License Fee	7,891
Prepaid Insurance Expense	5,884
Non-interested Directors' Fees and Expenses	3,902
Total Expenses	$680,149
Net Income (Loss)	$(23,509,425)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$646,620,250
Additions (11,300,000 Shares)	155,543,258
Withdrawals (11,500,000 Shares)	(162,341,107)
Net Income (Loss)	(23,509,425)

Net Asset Value End of Month	$616,312,976
Net Asset Value Per Share (46,466,476 Shares)	$13.26

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612